UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 7, 2014

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with the expected separation and spin-off by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”), of its standard specification offshore drilling business, on July 7, 2014, a wholly-owned subsidiary of Noble, Paragon Offshore Limited, a limited company incorporated under the laws of England and Wales (“Paragon Offshore”), issued a press release announcing that, subject to market and other conditions, it intends to offer for sale $1.185 billion in aggregate principal amount of its senior unsecured notes due 2022 and 2024 in a private offering that is exempt from registration under the Securities Act of 1933 to eligible purchasers.

A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and will be published on the “Investor Relations” page on Noble’s website at http://www.noblecorp.com. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release issued by Paragon Offshore Limited dated July 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: July 7, 2014

	By:	/s/ James A. MacLennan
	Name:	James A. MacLennan
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release issued by Paragon Offshore Limited dated July 7, 2014.